                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   ENNIS BUSINESS FORMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
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
                           ENNIS BUSINESS FORMS, INC.
                               107 NORTH SHERMAN
                               ENNIS, TEXAS 75119
                            TELEPHONE (972) 872-3100

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1998

To the Shareholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ennis Business Forms, Inc., a Texas corporation (the "Company"), will be held in the Parisian Room, Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas at 10:00 a.m., Central Daylight Time, on Thursday, June 18, 1998 for the following purposes:

    1.  To elect three directors for terms ending in 2001;

    2. To consider the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending February 28, 1999;

    3. To consider adoption and approval of the Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan; and

    4.  To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on April 20, 1998 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

    If you do not expect to be present at the meeting, please date and sign the enclosed form of Proxy and return it promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

    A copy of the Company's Annual Report for the fiscal year ended February 28, 1998, which contains financial statements and other information of interest to shareholders, is being mailed to you herewith.

                                          By Order of the Board of Directors,

                                          VICTOR DITOMMASO
                                             SECRETARY

Ennis, Texas
May 21, 1998

                           ENNIS BUSINESS FORMS, INC.
                               107 NORTH SHERMAN
                               ENNIS, TEXAS 75119
                            TELEPHONE (972) 872-3100

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1998
                                 10:00 A.M. CDT
                    THE PARISIAN ROOM AT THE FAIRMONT HOTEL
                      1717 N. AKARD STREET, DALLAS, TEXAS
                  FIRST MAILED TO SHAREHOLDERS ON MAY 21, 1998

    The holders of the Company's Common Stock of record at the close of business on April 20, 1998 are entitled to vote at the Annual Meeting of Shareholders, which will be held on June 18, 1998. A form of Proxy is enclosed for use at such meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. THE PROXY MAY BE REVOKED BY WRITTEN INSTRUCTION ADDRESSED TO THE SECRETARY OF THE COMPANY, OR IF A SHAREHOLDER ATTENDS THE MEETING AND WISHES TO VOTE HIS SHARES IN PERSON HE MAY SO DIRECT THE PROXY JUDGES EITHER IN WRITING OR ORALLY.

    The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and form of Proxy and the cost, which is estimated to be nominal, of further solicitation hereinafter referred to, is to be borne by the Company. In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, facsimile machine or personal interview. Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting material to their principals to obtain authorization for the execution of proxies on their behalf. The Company will not pay such persons any compensation for soliciting proxies, but such persons will be reimbursed by the Company for their out-of-pocket expenses incurred in connection therewith.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

    At the close of business on April 20, 1998, the Company had issued and outstanding 16,437,668 shares of Common Stock, each share being entitled to one vote except in the election of directors. No other class of stock was then or is now outstanding.

                             PRINCIPAL SHAREHOLDERS

    The following persons own more than five percent of the outstanding voting securities of the Company:

                                                                                   AMOUNT AND NATURE
                   NAME AND ADDRESS OF                                               OF BENEFICIAL     PERCENT OF
 TITLE OF CLASS    BENEFICIAL OWNER                                                    OWNERSHIP          CLASS
-----------------  -------------------------------------------------------------  -------------------  -----------
Common Stock       Franklin Resources, Inc.                                         1,249,700 shares         7.6%
                   777 Mariners Island Blvd.,
                   P. O. Box 7777
                   San Mateo, California 94403-7777

Common Stock       David L. Babson and Company Incorporated                         1,169,200 shares         7.1%
                   One Memorial Drive
                   Cambridge, Massachusetts 02142-1300

Common Stock       Royce & Associates, Inc.                                         1,051,900 shares         6.4%
                   1414 Avenue of the Americas
                   New York, New York 10019

    The following table lists, as of the close of business on April 20, 1998, the Company's stock beneficially owned by each director, each of the most highly compensated executive officers, and all directors and executive officers as a group:

                                                                 COMMON STOCK BENEFICIAL OWNERSHIP
                                                 ------------------------------------------------------------------
                                                                  NUMBER OF SHARES
                                                 ---------------------------------------------------
                                                                            OBTAINABLE                 PERCENT OF
                                                 DIRECTLY    INDIRECTLY    THROUGH STOCK               OUTSTANDING
NAME/GROUP                                         OWNED       OWNED      OPTION EXERCISE    TOTAL       SHARES
-----------------------------------------------  ---------  ------------  ---------------  ---------  -------------
James B. Gardner...............................     10,125       --             --            10,125        *
Harold W. Hartley..............................     --         28,350(1)        --            28,350        *
Kenneth A. McCrady.............................    187,559     98,384(2)        28,750(3)    314,693         1.9%
Robert L. Mitchell.............................     59,581       --             --            59,581        *
Thomas R. Price................................     11,500       --             --            11,500        *
Pat G. Sorrells................................    313,750       --             --           313,750         1.9%
Ewell L. Tankersley............................      2,625       --             --             2,625        *
Keith S. Walters...............................     --           --             --    (3)     --            *
Nelson Ward....................................     --          8,279(4)         5,500(3)     13,779        *
All Directors and Executive Officers as a Group
  (9 persons)..................................    585,140    135,013           34,250       754,403         4.6%

------------------------

(1) Shares held in trust of which Mr. Hartley is one of two trustees with shared voting power.

(2) Includes 77,625 shares held in trust of which Mr. McCrady is trustee and has retained beneficial ownership until June 6, 1998 and 20,759 shares held by the Trustee of Ennis Business Forms, Inc. Employee Stock Ownership Plan.

(3) Excludes presently unexercisable options for 1,250 shares, 20,000 shares and 20,750 shares held by Messrs. McCrady, Walters and Ward, respectively.

(4) Shares held by the Trustee of the Ennis Business Forms, Inc. Employee Stock Ownership Plan.

*   Indicates less than 1%.

    Except as set forth above, management of the Company is not aware of any other person or group of persons that owns in excess of 5% of the outstanding Common Stock. Management is not aware of any change in control of the Company that has taken place since the beginning of the last fiscal year and is not aware of any contractual arrangements or pledges of securities the operation of the terms of which may at a subsequent date result in a change in control of the Company.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

    Provided a quorum is present, a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote is required to elect directors. With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder entitled to vote (a) has the number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected and (b) may cast all such votes for one nominee or distribute such shareholder's votes among the nominees as the shareholder chooses. The right to cumulate votes may not be exercised until a shareholder has given written notice of the shareholder's intention to vote cumulatively to the corporate secretary on or before the day preceding the election. If any shareholder gives such written notice, then all shareholders entitled to vote may cumulate their votes. Upon such written notice, the persons named in the accompanying form of Proxy may cumulate their votes if additional persons are nominated at the Annual Meeting for the election of directors. As a result, the Board of Directors is soliciting discretionary authority to cumulate votes.

    The proxies named in the accompanying form of Proxy have been designated by the Board of Directors, and they intend to vote for the election of the persons named below to the Board of Directors. Two of the nominees have previously been elected by the shareholders. Should any of the nominees become unavailable for any reason, the shares represented by proxy will be voted for an alternate nominee who will be designated by management of the Company. Management has no reason to believe that any of the nominees will be unavailable for election or service as a director.

    The following table sets forth certain information concerning each nominee and continuing director. Except as set forth therein, none of the nominees or continuing directors is an officer or director of any other publicly-owned corporation or entity.

                 NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2001

                                                                                                             YEAR IN WHICH
 NAME OF NOMINEE OR                               BACKGROUND AND                                             SERVICE AS A
 CONTINUING DIRECTOR                         STOCK BENEFICIALLY OWNED                             AGE       DIRECTOR BEGAN
---------------------  ---------------------------------------------------------------------      ---      -----------------
Harold W. Hartley      Investments.                                                                   74            1971
                       Mr. Hartley retired in December 1985 and since that time has managed his private investments. From June 1984 to December 1985, he served as a consultant to Tenneco Financial Services, Inc. From February
                       1981 to June 1984 Mr. Hartley served as Executive Vice-President of
                       Tenneco Financial Services, Inc. Beneficial owner of 28,350 shares.

Pat G. Sorrells        Ranching and Investments.                                                      59            1995
                       Mr. Sorrells has been engaged in the ranching and private investment businesses for more than five years. Mr. Sorrells previously served as a director of the Company from June 1982 to April 1989. Beneficial owner of 313,750 shares.

James C. Taylor        Principal, The Anderson Group Inc., Bloomfield Hills, Michigan, a              56          --
                       private investment firm engaged in the acquisition and management of businesses in a variety of industries. Since joining The Anderson
                       Group Inc. in 1989, Mr. Taylor has served as the President and Chief
                       Executive Officer of three businesses affiliated with The Anderson
                       Group Inc.: Burwood Products Company, a wall decor and clock manufacturer (February 1995 to the present); The Bargeman Company, a supplier of proprietary products to the recreational vehicle and utility trailer industries (January 1992 to December 1994); and
                       Advance Stamping Company, a supplier of metal stampings to the automotive, electrical and hardware industries (January 1989 to
                       September 1991). Prior to 1989, Mr. Taylor was with United
                       Technologies Corporation for 19 years, primarily in manufacturing operations, including 7 years as a Group Vice President. Benefitical owner of 2,000 shares.

           CONTINUING DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 1999

                                                                                                            YEAR IN WHICH
 NAME OF NOMINEE OR                              BACKGROUND AND                                             SERVICE AS A
CONTINUING DIRECTOR                         STOCK BENEFICIALLY OWNED                             AGE       DIRECTOR BEGAN
--------------------  ---------------------------------------------------------------------      ---      -----------------
Keith S. Walters      Vice Chairman of the Board and Chief Executive Officer of the                  48            1997
                      Company. Mr. Walters joined the Company in August 1997 as Vice
                      President--Commercial Printing Operations and was appointed Vice
                      Chairman of the Board and Chief Executive Officer in November 1997.
                      Prior to joining the Company, Mr. Walters was with Atlas/Soundolier, a division of American Trading and Production Company, for 8 years, most recently as Vice President of Manufacturing. Prior to that time,
                      Mr. Walters was with the Automotive Division of United Technologies
                      Corporation for 15 years, primarily in manufacturing and operations.

James B. Gardner      Managing Director of Service Asset Management Company, a financial             63            1970
                      services firm, since May 1994. Mr. Gardner served as President and
                      Chief Executive Officer, Pacific Southwest Bank, F.S.B. from November
                      1991 to May 1994 and served as Chairman of the Board and President of
                      Elm Interests, Inc., from August 1990 to November 1991. Mr. Gardner has also been a director of Century Telephone Enterprises, Inc. since
                      1981 and serves as a director of NAB Asset Corporation. Beneficial owner of 10,125 shares.

Nelson Ward           President and Chief Operating Officer of the Company. Mr. Ward was             56            1996
                      elected to his current position in September 1996. Prior to that time he served as Vice President--Sales and Marketing beginning in
                      September 1992 and has been continuously employed by the Company since 1971. Beneficial owner of 13,779 shares.

                                 CONTINUING DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2000
                                                                                                             YEAR IN WHICH
  NAME OF NOMINEE OR                               BACKGROUND AND                                            SERVICE AS A
 CONTINUING DIRECTOR                          STOCK BENEFICIALLY OWNED                            AGE       DIRECTOR BEGAN
----------------------  --------------------------------------------------------------------      ---      -----------------
Robert L. Mitchell      Retired President and Chief Operating Officer of the Company. Mr.             64            1985
                        Mitchell retired in December 1989. Prior to that date, he served as
                        President and Chief Operating Officer of the Company from April
                        1985, and was continuously employed by the Company beginning in
                        1969. Beneficial owner of 59,581 shares.

Thomas R. Price         Owner and President of Price Industries, Inc., Ennis, Texas. Mr.              59            1989
                        Price has been engaged in his present occupation since 1975 and is a director of Price Bros. Co., Dayton, Ohio. Beneficial owner of
                        11,500 shares.

                                 CONTINUING DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2000
                                                                                                             YEAR IN WHICH
  NAME OF NOMINEE OR                               BACKGROUND AND                                            SERVICE AS A
 CONTINUING DIRECTOR                          STOCK BENEFICIALLY OWNED                            AGE       DIRECTOR BEGAN
----------------------  --------------------------------------------------------------------      ---      -----------------
Ewell L. Tankersley     Ranching and Investments.                                                     65            1988
                        Since his retirement from KPMG Peat Marwick LLP (formerly Peat,
                        Marwick, Mitchell & Co.) in June 1985, Mr. Tankersley has engaged in the business of ranching, private investing, and, until early 1992, in the private consulting business. Mr. Tankersley served as an audit partner with KPMG Peat Marwick LLP from 1966 until his retirement in 1985. Beneficial owner of 2,625 shares.

                               BOARD COMPENSATION

    Non-employee directors receive an annual $14,400 retainer plus $1,000 for each board meeting attended and $1,000 for each committee meeting attended other than in conjunction with a board meeting. Travel and accommodation expenses of directors incurred with respect to board and committee meetings are also reimbursed by the Company. Members of the Board of Directors who are officers of the Company or its subsidiaries do not receive any fees for serving on the Board of Directors or its committees.

MEETINGS OF BOARD AND COMMITTEES

    The Company's Board held six meetings during the fiscal year ended February 28, 1998. The Board's Audit and Executive Compensation and Stock Option committees each held two meetings. The Board's Nominating Committee held one meeting. No committee members missed a meeting.

COMMITTEES OF THE BOARD

    AUDIT COMMITTEE. This committee meets with the independent certified public accountants twice a year to review the annual audit plan and the results of their audit examination. The committee reviews the effectiveness of the Company's internal control policies and procedures, the activities of the Company's internal audit function and considers any issues raised by the independent certified public accountants. The committee currently consists of Mr. Tankersley (Chairman), Mr. Hartley and Mr. Mitchell.

    EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE. See Executive Compensation for a discussion of the purpose of the Committee and the names of the directors who serve on this Committee.

    NOMINATING COMMITTEE. This committee considers and makes recommendations to the Board of Directors regarding any nominee submitted for election to the Board, whether submitted by management, by other members of the Board of Directors or by shareholders. Although no nominee has ever been submitted by shareholders, in the event any shareholder wishes to nominate a candidate for director, the Board of Directors, through this committee, would consider such a nomination upon receipt of a written nomination, including the business history of the candidate, mailed to the attention of the Board of Directors or upon an oral presentation of the candidate's qualifications to the Board of Directors or the committee. The committee currently consists of Mr. Price (Chairman), Mr. Gardner and Mr. Tankersley.

    EXECUTIVE COMMITTEE. At a meeting of the Board of Directors on April 22, 1998, the Board established an Executive Committee. The committee is authorized to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, except in instances in which action of the full Board of Directors is required by the Articles of Incorporation of the Company or by applicable law. The committee currently consists of Mr. Gardner (Chairman), Mr. Sorrells and Mr. Price.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT

    The Executive Compensation and Stock Option Committee of the Board of Directors is composed of the three non-employee directors listed below. Under the supervision of the Committee, the Company develops and implements compensation plans for the Company's executive officers. The Committee sets the salaries and bonuses of the Chief Executive Officer and the Chief Operating Officer, reviews and approves salary changes and bonus plans for other Company executive officers, administers the Company's stock option plan, and approves stock option grants for officers and key employees. The decisions of the Committee with respect to the compensation of the executive officers are submitted to and subject to ratification by the Board of Directors prior to implementation.

PHILOSOPHY

    The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, and thereby increase shareholder value. The Company believes stock ownership by employees strengthens the mutual interest of the Company and its shareholders, and therefore it has implemented an employee stock ownership plan which covers all Company employees and an incentive stock option plan for officers and key employees. The Company historically has valued and rewarded sustained performance, and has designed its compensation programs to achieve this goal. Maintaining competitive compensation levels in order to attract and retain executives who bring valuable experience and skills to the Company is a fundamental consideration within the overall compensation philosophy.

COMPENSATION STRUCTURE

    The annual compensation of the executive officers consists of an annual salary and participation in a cash bonus plan based on sales and earnings in relation to predetermined targets approved by the Committee. Discretionary cash bonuses are sometimes paid to executive officers based on performance in relation to other objectives.

    Long-term compensation of executive officers consists of participation, along with all Company employees, in an employee stock ownership plan and options granted under an incentive stock option plan in which Company officers and key employees participate.

    All other compensation of executive officers consists of participation in a defined benefit retirement plan, a non-qualified plan and income protection plans which provide death and disability benefits to key employees. The non-qualified plan adopted in 1994 is a replacement benefit for those members of management whose prospective retirement income benefit accruals were reduced as a result of an amendment to the defined benefit retirement plan effective February 28, 1994.

EXECUTIVE OFFICER COMPENSATION

    To ensure competitive levels of compensation, the Committee sets executive officer salaries by reference to salary range midpoints recommended to the Company by Hay Management Consultants, a nationally recognized compensation consulting firm, and adjusted annually by the Company for changes in the Consumer Price Index. The midpoints adopted by the Company approximate the 10th percentile of the base salary practices of the approximately 500 industrial companies included in the Hay Compensation Comparison. The Committee has determined that salaries set at these levels attract and retain career-oriented employees who perform successfully within the Company's compensation policy, which emphasizes broad-based compensation plans that reward sustained performance.

    Stock options are granted periodically to reward sustained performance, to motivate officers and key employees to continue to build shareholder value, and to increase employee stock ownership.

CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER COMPENSATION

    In setting the salary and periodic stock option grants of the Chief Executive Officer, the Committee considers the Company's degree of success in achieving acceptable financial results and expanding business operations through internal development and strategic acquisitions.

    At the June 1997 annual meeting of the Board of Directors, the Committee established Mr. McCrady's annual salary as Chairman of the Board and Chief Executive Officer at $180,000, the same rate that has been in effect since June 1991. The Committee believes that it could reasonably have justified a higher salary for Mr. McCrady, since his salary is 81% of the maximum for his position in the Company's salary administration system; however, Mr. McCrady had formally requested for personal reasons that his annual compensation not be increased above the level set by the Committee at its June 1991 annual meeting and that he not participate in any bonus plan other than the Employee Stock Ownership Plan in which all Company employees participate. In November 1997, Mr. McCrady's annual salary was adjusted to $125,000 to reflect his relinquishment of Chief Executive Officer responsibilities.

    In November 1997, Mr. Walters was named Vice Chairman and Chief Executive Officer at an annual salary of $165,000 (74% of the maximum for his position in the Company's salary administration system). His annual salary was subsequently adjusted to $185,000 (83% of such maximum) at the December 1997 board meeting. No performance bonus was paid to Mr. Walters for the year ended February 28, 1998.

    In setting the salary and the discretionary bonus, if any, of the Chief Operating Officer, the Committee considers the recommendations of the Chief Executive Officer, which are based on an evaluation of the performance of the Chief Operating Officer in relation to his objectives and the position of his salary in relation to the midpoint.

    At the June 1997 annual meeting of the Board of Directors, Mr. Ward's annual salary was set at $120,000 (68% of the maximum). In November 1997, Mr. Ward's annual salary was adjusted to $130,000 (72% of the maximum). At the December 1997 board meeting his annual salary was adjusted to $150,000 (83% of the maximum). No performance bonus was paid to Mr. Ward for the year ended February 28, 1998.

    The Committee believes the actions taken regarding executive compensation were appropriate in view of individual and corporate performance.

    James B. Gardner - Chairman      Thomas R. Price      Pat G. Sorrells

                          SUMMARY COMPENSATION TABLE *

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS
                                                                                               -------------
                                                                                                 NUMBER OF
                                                          ANNUAL COMPENSATION (B)               SECURITIES
                                              -----------------------------------------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION(A)                  YEAR       SALARY       BONUS        OTHER        OPTIONS     COMPENSATION(C)
--------------------------------------------  ---------  ----------  -----------  -----------  -------------  ---------------
Kenneth A. McCrady..........................       1998  $  162,019(d)     --         --            --           $  12,871
  Chairman of the Board                            1997     180,000      --           --            --              12,767
                                                   1996     180,000      --           --            --              12,352

Keith S. Walters............................       1998  $   79,423(e)     --         --            20,000          --
  Vice Chairman of the Board
    and Chief Executive Officer

Nelson Ward.................................       1998  $  126,731      --           --            --           $   5,133
  President and Chief                              1997     103,423      --           --            20,000           5,092
    Operating Officer                              1996      90,100      --           --            --               4,926

------------------------

* There were no Restricted Stock Awards, SARs or LTIP Payouts during the three most recent fiscal years.

(a) This table includes the Chief Executive Officer and all other executive officers whose compensation exceeded $100,000 for the most recent fiscal year.

(b) All amounts are for fiscal years ended February 28 or 29.

(c) Amounts under "All Other Compensation" represent dividend pass-through payments from the Company's Employee Stock Ownership Plan. The Employee Stock Ownership Plan was approved by the shareholders on May 29, 1975. Approximately 1,450 directors, officers and employees of the Company and its subsidiaries are eligible to participate. Contributions may be made in the Company's Common Stock or in cash which must be invested by the Trustee in Common Stock of the Company within 30 days of the contribution. There were no contributions to the Plan for any officer or director during the three most recent fiscal years.

(d) Mr. McCrady served as Chairman of the Board and Chief Executive Officer until November 1997, when he assumed his current position.

(e) Mr. Walters joined the Company in August 1997 as Vice President--Commercial Printing Operations and served in that position until being named Vice Chairman of the Board and Chief Executive Officer in November 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                               NUMBER OF          % OF TOTAL                              ANNUAL RATES OF STOCK
                               SECURITIES        OPTIONS/ SARS                            PRICE APPRECIATION FOR
                               UNDERLYING         GRANTED TO    EXERCISE OR                    OPTION TERM
                                OPTIONS/         EMPLOYEES IN   BASE PRICE   EXPIRATION   ----------------------
                            SARS GRANTED (1)      FISCAL YEAR    PER SHARE      DATE          5%         10%
                         ----------------------  -------------  -----------  -----------  ----------  ----------
Keith S. Walters.......          20,000                47.1%     $   11.34(2)   09/10/07  $  142,600  $  361,400

------------------------

(1) Total number of options granted to employees during fiscal 1998 was 42,500.

(2) Options become exercisable in increments of 25% per year (cumulative) beginning September 10, 1999.

Note: No stock options were granted to Mr. McCrady or Mr. Ward during the last fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES     VALUE OF UNEXERCISED IN- THE-MONEY
                                                              UNDERLYING UNEXERCISED
                                                            OPTIONS AT FISCAL YEAR END      OPTIONS AT FISCAL YEAR END
                                                            --------------------------  ----------------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  ---------------  -----------------
Kenneth A. McCrady........................................      28,750         1,250       $  --             $  --
Keith S. Walters..........................................      --            20,000          --                --
Nelson Ward...............................................       5,500        20,750          --                --

------------------------

Note: No shares were acquired upon the exercise of a stock option during the last fiscal year.

                             PENSION PLAN TABLE (1)

                                                                               YEARS OF SERVICE
                                                             -----------------------------------------------------
REMUNERATION                                                    15         20         25         30         35
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$125,000...................................................  $  19,392  $  25,856  $  32,321  $  38,785  $  45,249
 150,000...................................................     24,080     32,106     40,133     48,160     56,186
 175,000...................................................     28,767     38,356     47,946     57,535     67,124
 200,000...................................................     33,455     44,606     55,758     66,910     78,061

------------------------

(1) The Company has a noncontributory retirement plan that covers substantially all of the employees of the Company and certain of its subsidiaries. The plan provides for retirement benefits on a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of sixty-five. All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Revenue Reconciliation Act of 1993, effective March 1, 1997, the maximum annual compensation covered by the plan is limited to $160,000. Future years' maximum can be increased for inflation. The table above sets forth approximate annual retirement benefits that would be received under the plan, computed on the basis of the specified average annual earnings and years of service. The table presents annual benefit amounts for remuneration above the current $160,000 since (a) the $160,000 maximum can increase with inflation and (b) prior to 1994 the maximum annual compensation limitation was more than $160,000.

    The number of full years of continuous service as of February 28, 1998 for Mr. McCrady and Mr. Ward were 27 and 26, respectively.

                      FIVE-YEAR PERFORMANCE COMPARISON (1)

    The graph below provides an indicator of cumulative total shareholder returns for the Company compared with the S&P 500 Stock Index and a Peer Group
(2).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             S&P 500   ENNIS BUSINESS FORMS, INC.   PEER GROUP
Feb. 1993        $100                        $100          $100
Feb.1994         $108                         $91          $107
Feb. 1995        $116                         $84          $109
Feb. 1996        $157                         $72          $144
Feb. 1997        $198                         $74          $186
Feb. 1998        $267                         $76          $195

                                                      2/28/93      2/28/94      2/28/95      2/29/96      2/28/97      2/28/98
                                                    -----------  -----------  -----------  -----------  -----------  -----------
S&P 500...........................................   $     100    $     108    $     116    $     157    $     198    $     267
Ennis Business Forms, Inc.........................   $     100    $      91    $      84    $      72    $      74    $      76
Peer Group........................................   $     100    $     107    $     109    $     144    $     186    $     195

    Assumes $100 invested on February 28, 1993 in Ennis Business Forms, Inc. Common Stock, the S&P 500 Index and Peer Group common stock.

    Total shareholder returns assume reinvestment of dividends.

------------------------

(1) The data to prepare this performance comparison was obtained from Standard & Poor's Compustat Services, Inc.

(2) The Peer Group consists of the following publicly-held business forms manufacturers: Moore Corporation Ltd., The Standard Register Company, Wallace Computer Services, Inc., American Business Products, Inc., New England Business Services, Inc., The Reynolds & Reynolds Company and Ennis Business Forms, Inc. Duplex Products, Inc. was acquired in 1996 by The Reynolds & Reynolds Company but remains a part of the Peer Group for prior years.

                              CERTAIN TRANSACTIONS

    There were no significant transactions between the Company and any directors or officers during the past fiscal year.

                       SELECTION OF AUDITORS (PROPOSAL 2)

    Independent auditors are to be selected at the meeting and it is intended that persons named in the accompanying form of Proxy will vote for KPMG Peat Marwick LLP, Certified Public Accountants, who have served continuously as auditors of the Company since fiscal 1959. The members of the Audit Committee of the Board of Directors, Messrs. Hartley, Mitchell, and Tankersley, join with the remaining members of the Board of Directors in recommending the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending February 28, 1999. Representatives of the firm will be present at the Annual Meeting of shareholders to answer questions and to make any statements they wish to make regarding the Company's financial statements. Ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting.

            PROPOSAL TO ADOPT AND APPROVE ENNIS BUSINESS FORMS, INC.
               1998 OPTION AND RESTRICTED STOCK PLAN (PROPOSAL 3)

    The Board of Directors on March 2, 1998, adopted as of that date the Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan (the "1998 Plan"), subject to shareholder approval. The vote required for approval is the affirmative vote of the holders of a majority of the voting shares present or represented by proxy at the Annual Meeting, provided a quorum is present. The 1991 Incentive Stock Option Plan, which was approved by shareholders in 1991, has remaining only 12,500 shares with respect to which options may be granted.

    The following is a brief summary of the principal provisions of the 1998 Plan and is qualified in its entirety by reference to a copy of such plan, the full text of which is attached to this Proxy Statement as an Appendix.

DESCRIPTION OF 1998 PLAN

    The purpose of the 1998 Plan is to promote the long-term success of the Company and its subsidiaries by providing a means through which the Company and its subsidiaries can attract and retain key executive and managerial employees, consultants and non-employee directors who can contribute materially to that success. This purpose will be accomplished under the 1998 Plan by the award of Incentive Stock Options and Non-Qualified Stock Options (collectively referred to as "Options") to purchase shares of the Common Stock, par value $2.50 per share, of the Company ("Shares") as well as the award of restricted shares of the Common Stock, par value $2.50 per share, of the Company ("Restricted Shares").

    The authority to manage and control the operation and administration of the 1998 Plan is vested in the Executive Compensation and Stock Option Committee of the Board of Directors.

    Under the 1998 Plan, grants of Options and Restricted Shares under the Plan shall be confined to those persons whom the Committee, in its sole discretion, determines to be key executive and managerial employees, consultants and non-employee directors of the Company and its subsidiaries (including officers who are also employees of the Company) and who can make a meaningful contribution to the Company's success. It is not possible to determine in advance the exact number or identity of the persons who will be granted awards under the 1998 Plan, but the Committee is expected to consider approximately 50 individuals (including 5 executive officers and 6 non-employee directors) of a total of 1,469 employees for awards in 1998. The size and composition of the group of eligible employees may be different in future years.

    The 1998 Plan covers a maximum number of 820,000 Shares subject to adjustment in the event of certain changes in the capital structure of the Company. Such Shares may be authorized but unissued shares or treasury shares. If Options or Restricted Shares expire, are forfeited or terminate before being exercised, the Shares covered thereby will be available for subsequent awards within the maximum number stated above.

    The purchase price of Shares acquired upon exercise of an Option under the 1998 Plan may not be less than the greater of the Fair Market Value of such Shares on the date the Option is granted or the par value of such Shares on such date. As used in the 1998 Plan (unless a different method of calculation is required by applicable law), "Fair Market Value" on any date will mean (a) if the Shares are listed on a national securities exchange, the closing price on the Shares on a given date; (b) if the Shares are traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for the Shares on a given date; and (c) if the Shares are not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine. The closing price of the Shares on the New York Stock Exchange on May 13, 1998 was $12.25.

    Unless otherwise established by the Committee at the time of grant, the term of an Option granted under the 1998 Plan is ten years except in the case of termination of employment. Each option may only be exercised to the extent that the Participant (as defined in the 1998 Plan) is vested in such Options. Participants vest separately in each Option granted in accordance with a schedule determined by the Committee, which, unless otherwise determined by the Committee, is as follows:

NUMBER OF YEARS OF SERVICE
AS AN EMPLOYEE, CONSULTANT
OR NON-EMPLOYEE DIRECTOR                                                                           PERCENT
FOLLOWING THE GRANT OF A STOCK OPTION                                                              VESTED
-----------------------------------------------------------------------------------------------  -----------
Less than two..................................................................................          0%
At least two but less than three...............................................................         25%
At least three but less than four..............................................................         50%
At least four but less than five...............................................................         75%
Five or more...................................................................................        100%

    Notwithstanding the above schedule, unless otherwise determined by the Committee, a Participant becomes 100% vested in each Option upon termination of employment by reason of death, disability, or retirement at or after age 65; or if the Committee determines, in its sole discretion, that acceleration of the Option vesting schedule would be desirable for the Company. Options can also become 100% vested in certain circumstances upon a change in control (as defined in the 1998 Plan) of the Company.

    Options may be exercised with cash or by the exchange of Common Stock previously acquired by the Participant.

    Participants vest separately in the Restricted Shares awarded in accordance with a schedule determined by the Committee, which unless otherwise determined by the Committee is as follows:

NUMBER OF YEARS OF SERVICE AS AN
EMPLOYEE, CONSULTANT OR NON-EMPLOYEE
DIRECTOR OF THE COMPANY FOLLOWING                                                     EXTENT TO WHICH THE
THE GRANT OF RESTRICTED STOCK                                                         RESTRICTIONS LAPSE
-----------------------------------------------------------------------------------  ---------------------
Less than two......................................................................               0%
At least two but less than three...................................................              25%
At least three but less than four..................................................              50%
At least four but less than five...................................................              75%
Five or more.......................................................................             100%

    Notwithstanding the above schedule, unless otherwise determined by the Committee, a Participant becomes 100% vested in each award of Restricted Shares upon termination of employment or service by reason of death, disability, or by retirement at or after age 65; or if the Committee determines, in its sole discretion, that acceleration of the restriction lapse schedule would be desirable for the Company. Restricted Shares can also become 100% vested in certain circumstances upon a change in control (as defined in the 1998 Plan) of the Company.

    No Participant shall have any rights as a shareholder of the Company with respect to any Shares prior to the date of issuance of the certificate or certificates for such Shares. Neither the 1998 Plan nor any Option granted or Restricted Shares awarded under the 1998 Plan shall constitute a contract of employment nor confer upon any Participant any right to continue in the employment of the Company.

    The 1998 Plan is unlimited in duration; however, no awards of Incentive Stock Options may be made after March 1, 2008. The Plan provisions will continue after termination for the purpose of governing Options and Restricted Shares theretofore granted. Incentive Stock Options and, during the period of restriction, Restricted Shares granted under the 1998 Plan are nontransferable except as designated by the Participant by will or by the laws of descent and distribution. If provided in the option agreement, Non-Qualified Stock Options may be transferred by the Participant to Permitted Transferees (as defined in the 1998 Plan).

    The Board of Directors may amend or terminate the 1998 Plan at any time except that no amendment shall, without the approval of the shareholders of the Company, increase the total number of Shares with respect to which Options or Restricted Shares may be granted, materially increase the benefits under the 1998 Plan or materially modify the eligibility requirement of the 1998 Plan, if shareholder approval of such an amendment is a condition of Securities and Exchange Commission Rule 16b-3 or the Internal Revenue Code of 1986, as amended, at the time such amendment is adopted. The Board may not, without the consent of the holder of an Option or Restricted Shares, alter or impair any Option or Restricted Shares previously granted under the 1998 Plan.

    TAX CONSEQUENCES:

    A Participant does not recognize income on the grant of an Incentive Stock Option. Subject to the effect of the alternative minimum tax, discussed below, if a Participant exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the Shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the Participant will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The Participant's basis in the Shares acquired upon exercise will be the amount paid upon exercise. Provided the Participant holds the Shares as a capital asset at the time of sale or other disposition of the Shares, the Participant's gain or loss, if any, recognized on the sale or other disposition will be a capital gain or loss. The amount of the Participant's gain or loss will be the difference between the amount realized on the disposition of the Shares and the Participant's basis in the Shares.

    If a Participant disposes of the Shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the Participant will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the Fair Market Value of the Shares on the date of exercise, over the Participant's basis in the Shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such Shares over the Fair Market Value of the Shares on the date of exercise will be long-term, mid-term or short-term capital gain, depending upon the holding period of the Shares, provided the participant holds the Shares as a capital asset at the time of Early Disposition. If a Participant disposes of such Shares for less than the Participant's basis in the Shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the Shares, provided the Participant holds the Shares as a capital asset at the time of disposition.

    The excess of the Fair Market Value of the Shares at the time the Incentive Stock Option is exercised over the exercise price for the Shares is an amount included in a Participant's alternative minimum taxable income.

    Non-Qualified Stock Options require that the Participant recognize ordinary income at the time of exercise equal to the difference between the option price and the Fair Market Value of the Shares on the date of exercise. Depending upon the length of time the shares are held, the Participant will recognize either a short-term, mid-term or long-term capital gain or short-term or long-term capital loss upon sale of the Shares. The gain or loss is measured as the difference between the amount realized upon the sale of the Shares and the Participant's basis in the Shares sold. The aggregate basis of a Participant in the Participant's Shares is the sum of option exercise price plus income recognized for income tax purposes upon exercise of the option. The corporation is entitled to a deduction equal to the amount of ordinary income recognized by the Participant at the time of exercise.

    A Participant generally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of Restricted Shares. When the shares are no longer subject to a substantial risk of forfeiture, the Participant must recognize taxable income in an amount equal to the Fair Market Value of the Shares at that time, less the amount paid, if any, for such Shares, and the Company will be entitled to a corresponding deduction. A Participant may, however, elect to recognize taxable income in the year the Restricted Shares are awarded in an amount equal to the Fair Market Value of the Shares at that time, determined without regard to any of the restrictions. If such an election is made, the Company will be entitled to a corresponding deduction at that time. If the election is made and the Participant subsequently forfeits the Restricted Shares, he will not be entitled to a deduction as a consequence of the forfeiture, and the Company will have to include as income the amount it previously deducted in the year of grant with respect to such Shares. The election must be made by the Participant within 30 days of the transfer of the Restricted Shares. Participants should consult their tax advisors regarding the described election.

    Any dividends with respect to Restricted Shares that are paid or made available to the Participant (who has not elected to be taxed on the date of the grant) while the Restricted Shares remain forfeitable are treated as additional compensation and are taxed as ordinary compensation income to the Participant and are deductible by the Company. If the Participant elects to be taxed on the receipt of Restricted Shares as of the date the shares are granted, any dividends will be considered ordinary dividend income, not deductible by the Company.

    The Board of Directors believes the Company's previous incentive programs have contributed significantly to the growth and profitability of the Company and its participating subsidiaries by providing incentives to key management and other employees. Only limited awards may be granted under the 1998 Plan. The Board considers it important for the continuing success of the Company to offer incentive compensation on a basis comparable to the incentive programs of other companies with which the Company competes in attracting and retaining executive and management personnel and consultants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

           "RESOLVED, That the Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan, the text of which is set forth in the Appendix to the Proxy Statement for this meeting, be and the same hereby is adopted and approved."

                                 MISCELLANEOUS

    Management is not aware of any other matters that may be presented for action at the meeting. If any other matters should be presented at the meeting for which a vote may properly be taken, then the enclosed form of Proxy will be voted in such manner as the persons named in the Proxy shall in their discretion determine.

    THE COMPANY WILL UPON WRITTEN REQUEST FURNISH TO ANY SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1998 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. VICTOR DITOMMASO, SECRETARY, ENNIS BUSINESS FORMS, INC., 107 NORTH SHERMAN, ENNIS, TEXAS 75119.

    If you do not expect to attend the meeting, please date, sign and return the Proxy at your earliest convenience. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated as it will save the expense of further mailing.

                             SHAREHOLDER PROPOSALS

    In order for proposals of shareholders to be considered for inclusion in the proxy statement and form of Proxy for the 1999 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company not less than 120 days in advance of May 21, 1999.

                                          By Order of the Board of Directors

Ennis, Texas
May 21, 1998

                                                                        APPENDIX

                           ENNIS BUSINESS FORMS, INC.
                     1998 OPTION AND RESTRICTED STOCK PLAN

                                   I. GENERAL

    1. PURPOSE. This Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan (this "1998 Plan") has been established by ENNIS BUSINESS FORMS, INC. (the "Company") to:

       (a) attract and retain key executive and managerial employees, consultants and non-employee directors;

       (b) motivate participating employees, consultants and non-employee directors by means of appropriate incentive, to achieve long-range goals;

       (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

       (d) further identify Participants' interests with those of the Company's other shareholders through compensation alternatives based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

    2. EFFECTIVE DATE. Subject to the affirmative vote of the holders of the Shares possessing a majority of the voting power of the Company present in person or by proxy at the Annual Meeting of the shareholders of the Company to be held on or about June 18, 1998, this 1998 Plan shall be effective as of March 2, 1998, provided, however, that awards made under this 1998 Plan prior to such approval of this 1998 Plan by the shareholders of the Company are contingent on such approval of this 1998 Plan by the shareholders of the Company and shall be null and void if such approval of the shareholders of the Company is withheld. This 1998 Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards of incentive stock options, as described in Section 422(b) of the Code or any successor sections thereto ("Incentive Stock Options"), shall be made after March 1, 2008.

    3.  DEFINITIONS.  The following definitions are applicable to this 1998
Plan.

    "Award Agreement" has the meaning ascribed to it in paragraph I.12.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Committee" means the Executive Compensation and Stock Option Committee of the Board.

    "Disabled" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Board shall be the sole judge.

    "Fair Market Value" of any Share means (a) if the Shares are listed on a national securities exchange, the closing price on the Shares on a given date;
(b) if the Shares are traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for the Shares on a given date; and (c) if the Shares are not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine.

    "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

    "Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under this 1998 Plan.

    "Participant" means any employee, consultant or non-employee director of the Company or any Subsidiary who is selected by the Board to participate in this 1998 Plan.

    "Permitted Transferees" means a member of an optionee's immediate family, trusts for the benefit of such immediate family members, and partnerships in which the optionee and/or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include an optionee's descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

    "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

    "Restricted Period" has the meaning ascribed to it in Part IV.

    "Restricted Stock" has the meaning ascribed to it in Part IV.

    "Retirement" means (i) termination of employment in accordance with the retirement procedures set by the Company from time to time; (ii) termination of employment or service as a consultant or non-employee director because a participant becomes Disabled; or (iii) termination of employment voluntarily with the consent of the Company (of which the Board shall be the sole judge).

    "Share" or "Shares" means the Common Shares, $2.50 par value per share, of the Company.

    "Stock Option" means the right of a Participant to purchase Shares pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of this 1998 Plan.

    "Subsidiary" means any corporation during any period of which 50% or more of the total combined voting power of all classes of shares entitled to vote is owned, directly or indirectly, by the Company.

    4. ADMINISTRATION. The authority to manage and control the operation and administration of this 1998 Plan shall be vested in the Executive Compensation and Stock Option Committee of the Board (the "Committee"). Subject to the provisions of this 1998 Plan, the Committee will have authority to select employees or other persons to receive awards of Stock Options and/or Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of Shares covered by the awards and to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards. In making such award determinations, the Committee may take into account the nature of services rendered by the respective employee or other person, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant. The Committee is authorized to interpret this 1998 Plan, to establish, amend, and rescind any rules and regulations relating to this 1998 Plan, to determine the terms and provisions of any agreements made pursuant to this 1998 Plan, and to make all other determinations that may be necessary or advisable for the administration of this 1998 Plan.

    The Board, in its discretion, may revest any or all such authority, powers and discretion under this Plan in itself at any time. The Committee shall function as follows: a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

    5. PARTICIPATION. Subject to the terms and conditions of this 1998 Plan, the Committee shall determine and designate, from time to time, the key executives and managerial employees, consultants and non-employee directors of the Company and/or its Subsidiaries who will participate in this 1998 Plan. In the discretion of the Committee, an eligible employee or other person may be awarded Stock Options or Restricted Stock or any combination thereof, and more than one award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under this 1998 Plan shall not affect any previous award to the Participant under this 1998 Plan or any other plan maintained by the Company or its Subsidiaries.

    6. SHARES SUBJECT TO THIS 1998 PLAN. The Shares with respect to which awards may be made under this 1998 Plan shall be either authorized and unissued Shares or issued and outstanding Shares (including, in the discretion of the Committee, Shares purchased in the market). Subject to the provisions of paragraph I.10, the number of Shares available under this 1998 Plan for the grant of Stock Options and Restricted Stock shall not exceed 820,000 Shares in the aggregate. If, for any reason, any award under this 1998 Plan otherwise distributable in Shares, or any portion of the award, shall expire, terminate or be forfeited pursuant to the terms of this 1998 Plan and, therefore, any such Shares are no longer distributable under the award, such Shares shall again be available for award under this 1998 Plan. The maximum number of Shares with respect to which options or rights may be granted each calendar year to each Participant shall be 410,000. In addition, the maximum number of Shares with respect to which options or rights may be granted to each Participant over the life of this 1998 Plan shall also be 410,000.

    7.  COMPLIANCE WITH APPLICABLE LAWS AND WITHHOLDING OF
TAXES. Notwithstanding any other provision of this 1998 Plan, the Company shall have no liability to issue any Shares under this 1998 Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under this 1998 Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares. All awards and payments under this 1998 Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Shares which the Participant already owns, or to which a Participant is otherwise entitled under this 1998 Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option or in connection with an award of Restricted Stock under this 1998 Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive Shares pursuant to the exercise of a Stock Option pursuant to this 1998 Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such Shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code Section 424(c)) of Shares acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the Participant shall be required to give notice to the Company of such disposition and the Company shall have the right to require the Participant to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition. Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the Participant under Code Section 83(b), or any successor provisions thereto, to include the value of such Shares in taxable income), the Company shall have the right to require the employee or other person receiving Shares in respect of such Restricted Stock award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such Shares or, in lieu thereof, to retain or sell without notice a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Stock the amount of taxes that the Company is required to withhold with respect to such dividend payments.

    8. TRANSFERABILITY. Incentive Stock Options, and, during the period of restriction, Restricted Stock awarded under this 1998 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. If provided in the Award Agreement, Non-Qualified Stock Options may be transferred by a Participant to Permitted Transferees, and may be exercised either by the Participant, his or her guardian or legal representative, or by a Permitted Transferee.

    9. EMPLOYMENT AND SHAREHOLDER STATUS. This 1998 Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. Subject to the provisions of paragraph IV.3(a), no award under this 1998 Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of Shares. If the redistribution of Shares is restricted pursuant to paragraph I.7, certificates representing such Shares may bear a legend referring to such restrictions.

    10. ADJUSTMENTS TO NUMBER OF SHARES SUBJECT TO THIS 1998 PLAN. In the event of any change in the outstanding Shares of the Company by reason of any share dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of Shares or other similar change, the aggregate number of Shares with respect to which awards may be made under this 1998 Plan, the terms and the number of Shares of any outstanding Stock Options or Restricted Stock, and the purchase price of a Share under Stock Options, may be equitably adjusted by the Committee in its sole discretion.

    11. CHANGE IN CONTROL. The following provisions shall apply unless a Participant's written agreement with the Company provides otherwise. If, while any Stock Options or Restricted Shares are outstanding under this 1998 Plan, there shall occur (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than any such merger or consolidation undertaken solely to change the jurisdiction of incorporation of the Company), (b) a dissolution of the Company, or (c) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, then, with respect to each Stock Option and Restricted Stock outstanding immediately prior to the consummation of such transaction, if provision is not otherwise made in writing in connection with such transaction for the substitution of securities of another corporation, and without the necessity of any action by the Board of Directors, each such Stock Option or grant of Restricted Stock shall terminate, but the holder of any outstanding Stock Option shall be entitled, immediately prior to the effective date of such transaction, to purchase the number of Shares that are then vested and exercisable. The unexercised portion of any Stock Option, and all non-vested Restricted Stock shall be deemed canceled, forfeited, and terminated as of the effective date of such transaction.

    12. AGREEMENT WITH COMPANY. At the time of any awards under this 1998 Plan, the Committee will require a Participant to enter into an agreement (each, an "Award Agreement") with the Company in a form specified by the Committee, agreeing to the terms and conditions of this 1998 Plan and to such additional terms and conditions, not inconsistent with this 1998 Plan, as the Committee may, in its sole discretion, prescribe.

    13. AMENDMENT AND TERMINATION OF 1998 PLAN. Subject to the following provisions of this paragraph I.13, the Committee may at any time and in any way amend, suspend or terminate this 1998 Plan. No amendment of this 1998 Plan and, except as provided in paragraph I.10, no action by the Committee shall, without further approval of the shareholders of the Company, increase the total number of Shares with respect to which awards may be made under this 1998 Plan, materially increase the benefits accruing to Participants under this 1998 Plan or materially modify the requirements as to eligibility for participation in this 1998 Plan, if shareholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3 or the Code at the time such amendment is adopted. No amendment, suspension or termination of this 1998 Plan shall alter or impair any Stock Option or share of Restricted Stock previously awarded under this 1998 Plan without the consent of the holder thereof.

                          II. INCENTIVE STOCK OPTIONS

    1. DEFINITION. The award of an Incentive Stock Option under this 1998 Plan entitles the Participant to purchase Shares at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

    2. VESTING OF INCENTIVE STOCK OPTIONS. Each Incentive Stock Option granted hereunder may be exercised only to the extent that the Participant is vested in such Incentive Stock Option. A Participant shall vest separately in each Incentive Stock Option granted hereunder in accordance with a schedule determined by the Committee, in its sole discretion, which will be incorporated in the Award Agreement. Unless otherwise determined by the Committee, each Award Agreement will provide that the Incentive Stock Option vests in accordance with the following schedule:

NUMBER OF YEARS THE PARTICIPANT
HAS REMAINED IN THE EMPLOY OF                                               EXTENT TO WHICH THE
THE COMPANY OR A SUBSIDIARY FOLLOWING                                       INCENTIVE STOCK
THE GRANT OF AN INCENTIVE STOCK OPTION:                                     OPTION IS VESTED:
--------------------------------------------------------------------------  -------------------
Less than two.............................................................              0%
At least two but less than three..........................................             25%
At least three but less than four.........................................             50%
At least four but less than five..........................................             75%
Five or more..............................................................            100%

Anything contained in this paragraph to the contrary notwithstanding, unless otherwise determined by the Committee, a Participant shall become fully (100%) vested in each of his or her Incentive Stock Options upon his or her termination of employment with the Company for reasons of death, Disability or Retirement at or after age 65, upon termination of employment incident to the Company's sale of a Subsidiary or a change in control of the Company, or, if in the sole discretion of the Committee, the Committee determines that acceleration of the Incentive Stock Option vesting schedule would be desirable for the Company.

    3. ELIGIBILITY. The Committee shall designate the Participants, all of whom shall be employees of the Company or a Subsidiary, to whom Incentive Stock Options, as described in section 422(b) of the Code or any successor section thereto, are to be awarded under this 1998 Plan and shall determine the number of option shares to be offered to each of them. In no event shall the aggregate Fair Market Value (determined at the Option Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

    4. PRICE. The purchase price of a Share under each Incentive Stock Option shall be determined by the Committee; provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a Share as of the Option Date (or 110% of such Fair Market Value if the holder of the option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary) or (b) the par value of a Share on such date. To the extent provided by the Committee, the full purchase price of each Share purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in Shares (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the Shares so purchased shall be delivered to the person entitled thereto.

    5. EXERCISE. Unless restricted by the Committee, Participants may elect to pay the purchase price of Shares purchased upon the exercise of Incentive Stock Options in cash or through the constructive delivery at the time of such exercise of Shares (valued at Fair Market Value as of the day of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Incentive Stock Options, and, as soon as practicable thereafter, a certificate representing the net number of Shares so purchased shall be delivered to the person entitled thereto. A Participant's payment of the purchase price in connection with the exercise of an Incentive Stock Option through actual or constructive delivery of Shares (the "ISO Shares") that were acquired through the exercise of an Incentive Stock Option and that have not been held for more than one year will be considered a disposition (within the meaning of Code Section 424(c)) of the ISO Shares, resulting in the disqualification of the ISO Shares from treatment as an incentive stock option under Code Section 422, and the Participant's recognition of ordinary income. Participants should consult with their tax advisors prior to electing to exercise an Incentive Stock Option by this method.

    6. OPTION EXPIRATION DATE. The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under this 1998 Plan means the earliest of:

       (a) the date that is 10 years after the date on which the Incentive Stock Option is awarded (or, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary, the date that is 5 years after the date on which the Incentive Stock Option is awarded);

       (b) the date established by the Committee at the time of the award;

       (c) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

       (d) the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated by reasons other than the Participant's becoming Disabled or the Participant's death.

All rights to purchase Shares pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

                        III. NON-QUALIFIED STOCK OPTIONS

    1. DEFINITION. The award of a Non-Qualified Stock Option under this 1998 Plan entitles the Participant to purchase Shares at a price fixed at the time the option is awarded, subject to the following terms of this Part III.

    2. VESTING OF NON-QUALIFIED STOCK OPTIONS. Each Non-Qualified Stock Option granted hereunder may be exercised only to the extent that the Participant is vested in such Non-Qualified Stock Option. A Participant shall vest separately in each Non-Qualified Stock Option granted hereunder in accordance with a schedule determined by the Committee, in its sole discretion, which will be incorporated in the Award Agreement. Unless otherwise determined by the Committee, each Award Agreement will provide that the Non-Qualified Stock Option vests in accordance with the following schedule:

NUMBER OF YEARS OF SERVICE AS AN EMPLOYEE,
CONSULTANT OR NON-EMPLOYEE DIRECTOR OF                                      EXTENT TO WHICH THE
THE COMPANY OR A SUBSIDIARY FOLLOWING                                       NON-QUALIFIED STOCK
THE GRANT OF A NON-QUALIFIED STOCK OPTION:                                   OPTION IS VESTED:
--------------------------------------------------------------------------  -------------------
Less than two.............................................................              0%
At least two but less than three..........................................             25%
At least three but less than four.........................................             50%
At least four but less than five..........................................             75%
Five or more..............................................................            100%

Anything contained in this paragraph to the contrary notwithstanding, unless determined by the Committee, a Participant shall become fully (100%) vested in each of his or her Non-Qualified Stock Options upon his or her termination of employment with the Company for reasons of death, Disability or Retirement at or after age 65, upon termination of employment incident to the Company's sale of a Subsidiary or a change in control of the Company, or if in the sole discretion of the Committee, the Committee determines that acceleration of the Non-Qualified Stock Option vesting schedule would be desirable for the Company.

    3. ELIGIBILITY. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under this 1998 Plan and shall determine the number of option shares to be offered to each of them.

    4. PRICE. The purchase price of a Share under each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the Fair Market Value of a Share as of the Option Date or (b) the par value of such Share on such date. To the extent provided by the Committee, the full purchase price of each Share purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in Shares (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the Shares so purchased shall be delivered to the person entitled thereto. In addition, unless restricted by the Committee, Participants may elect to pay the purchase price of Shares purchased upon the exercise of Non-Qualified Stock Options through the constructive delivery at the time of such exercise of Shares (valued at Fair Market Value as of the day of exercise) already owned by the Participant, equivalent to the purchase price of such Non-Qualified Stock Options, and, as soon as practicable thereafter, a certificate representing the net number of Shares so purchased shall be delivered to the person entitled thereto. Participants also may elect to pay, unless restricted by the Committee, the purchase price, in whole or in part, of Shares purchased upon the exercise of Non-Qualified Options through the Company's withholding of Shares (valued at Fair Market Value as of the day of exercise) that would otherwise be issuable upon exercise of such options equivalent to the purchase price of such Non-Qualified Stock Options and, as soon as practicable thereafter, a certificate representing the net number of Shares so purchased shall be delivered to the person entitled thereto.

    5. OPTION EXPIRATION DATE. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under this 1998 Plan means the earliest of:

       (a) the date established by the Committee at the time of the award;

       (b) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

       (c) unless otherwise specified in the Award Agreement, the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated by reasons other than death or becoming Disabled, or three months after the date the Participant's service as a non-employee director or consultant of the Company and all Related Companies is terminated for any reason.

All rights to purchase Shares pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.

                              IV. RESTRICTED STOCK

    1. DEFINITION. Restricted Stock awards are grants of Shares to Participants, the vesting of which is subject to the following schedule (unless otherwise determined by the Committee) and any other conditions established by the Committee:

NUMBER OF YEARS OF SERVICE AS AN
EMPLOYEE, CONSULTANT OR NON-EMPLOYEE                                                             EXTENT TO WHICH
DIRECTOR OF THE COMPANY OR A SUBSIDIARY                                                         THE RESTRICTIONS
FOLLOWING THE GRANT OF RESTRICTED STOCK:                                                             LAPSE:
--------------------------------------------------------------------------------------------  ---------------------
Less than two...............................................................................               0%
At least two but less than three............................................................              25%
At least three but less than four...........................................................              50%
At least four but less than five............................................................              75%
Five or more................................................................................             100%

Anything contained in this paragraph to the contrary notwithstanding, unless otherwise determined by the Committee, a Participant shall become fully (100%) vested in each of his or her award of Restricted Stock upon his or her termination of employment with the Company for reasons of death, Disability or Retirement at or after age 65, upon termination of employment incident to the Company's sale of a Subsidiary or a change in control of the Company, or, if in the sole discretion of the Committee, the Committee determines that acceleration of the above vesting schedule would be desirable for the Company.

    2. ELIGIBILITY. The Committee shall designate the Participants to whom Restricted Stock is to be awarded and the number of Shares that are subject to the award.

    3. TERMS AND CONDITIONS OF AWARDS. All Shares of Restricted Stock awarded to Participants under this 1998 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with this 1998 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the agreement referred to in paragraph I.12.

       (a) Restricted Stock awarded to Participants, and with respect to which the restrictions have not lapsed pursuant to vesting, may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided. (The period during which such restrictions apply to Shares is hereinafter referred to as the "Restricted Period" with respect to such Shares.) Except for such restrictions, the Participant as owner of such Shares shall have all the rights of a shareholder, including but not limited to the right to vote such Shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such Shares.

       (b) The Committee may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one year.

       (c) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with the Company and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all Shares of Restricted Stock as to which the restrictions have not lapsed.

       (d) Each certificate issued in respect of Shares of Restricted Stock awarded under this 1998 Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee.
            Each such certificate shall bear the following (or a similar) legend:

           "The transferability of this certificate and the Shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the ENNIS BUSINESS FORMS, INC., 1998 Option and Restricted Stock Plan and an agreement entered into between the registered owner and ENNIS BUSINESS FORMS, INC. A copy of such plan and agreement is on file in the office of the Secretary of ENNIS BUSINESS FORMS, INC., 107 North Sherman Street, Ennis, Texas 75119.

       (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

PROXY                                                                     PROXY
                         ENNIS BUSINESS FORMS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Keith S. Walters, Nelson Ward and Victor DiTommaso, or any one or more of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Ennis Business Forms, Inc. held of record by the undersigned at the close of business on April 20, 1998 at the Annual Meeting of shareholders to be held June 18, 1998 or any adjournment thereof.

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.

        (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

-------------------------------------------------------------------------------

                        ENNIS BUSINESS FORMS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

1. ELECTION OF DIRECTORS FOR TERM ENDING IN 2001--                    For All
   NOMINEES: Harold W. Hartley, Pat G. Sorrells and    For  Withhold  (Except Nominee(s)
   James C. Taylor.                                    All     All    written below)
                                                       / /     / /     / /
   ------------------------------------------------

2. Proposal to approve the selection of KPMG Peat      For  Against  Abstain
   Marwick LLP as independent auditors for the fiscal  / /     / /     / /
   year ending February 28, 1999.

3. Proposal to adopt and approve the       For  Against  Abstain
   Ennis Business Forms, Inc. 1998         / /     / /     / /
   Option and Restricted Stock Plan.

4. In their discretion, the Proxies are    For  Against  Abstain
   authorized to vote upon such other      / /     / /     / /
   business as may properly come before
   the meeting.


                                This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3 and in the Proxies' discretion on matters arising under 4. This proxy confers discretionary authority upon the Proxies to
                                cumulate votes for the election of the nominees for which
                                proxy authority is given if (a) cumulative voting is then in effect, (b) additional persons are nominated and (c) such
                                Proxies determine that such action is necessary to elect as many of management's nominees as possible.

                                Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                   Dated: ___________________________________, 1998

                                Signature _________________________________________________________

                                Signature if held jointly _________________________________________

-------------------------------------------------------------------------------
           PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                            YOUR VOTE IS IMPORTANT!

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.